UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 28, 2010, the offering period of TranSwitch Corporation’s previously announced rights offering expired. On June 3, 2010, TranSwitch Corporation (the “Company”) announced the results of its common stock rights offering. As a result of the rights offering, the Company issued 2,117,236 shares of its common stock, par value $0.001 per share (the “Common Stock”), to the holders of record as of the close of business on April 29, 2010 who exercised their rights pursuant to the basic and over-subscription privileges and pursuant to the terms of the rights offering as described in the prospectus included in the Registration Statement on Form S-1 (File No. 333-166022) originally filed with the Securities and Exchange Commission on April 13, 2010, as amended to date.  Such shares of Common Stock were issued at a subscription price of $2.40 per share.  The gross proceeds to the Company were approximately $5.1 million. A copy of the press release announcing the results of the rights offering is included as Exhibit 99.1 to this Form 8-K report and is incorporated by reference herein.

The information contained in this Form 8-K, including the exhibit attached hereto, are provided pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release dated June 3, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

June 3, 2010	By:	/s/ Robert A. Bosi

Name:	Robert A. Bosi
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1   Press release dated June 3, 2010.